Exhibit 24(b)(8.160)

First Amendment to the Selling and Services Agreement and Participation Agreement

This First Amendment dated as of March 30, 2009 by and between ING Life Insurance and Annuity Company (“ING Life”), ReliaStar Life Insurance Company (“ReliaStar”), ReliaStar Life Insurance Company of New York (“ReliaStar of NY”)(collectively “Insurers”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (“ING Financial”)(collectively “ING”), and TCW Brokerage Services (“Distributor”), is made to the Selling and Services Agreement and Fund Participation Agreement dated as of May 1, 2004 (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to add ING Institutional to the Agreement; and

WHEREAS, ING Insurance Company of America, an original party to the Agreement, merged into ING Life Insurance and Annuity Company; and

WHEREAS, the parties wish to make additional funds available under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions in the Agreement relating to Insurers in their capacity as a recordkeeper in connection with the investment by Plans in the Funds are hereby amended to include ING Institutional. It is hereby understood, however, that ING Institutional is not an insurance company. The defined terms “ING” in the Agreement is hereby amended to include ING Institutional.

2. ING Insurance Company of America is hereby removed from the Agreement.

3. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2. Omnibus Account.

The parties agree that, with respect to each Fund, a single omnibus account held in the name of the Nominee shall be maintained for those Plan assets directed for investment directly in the Fund, and a single omnibus account held in the name of each Insurer shall be maintained for those Plan assets directed for investment in the Fund through the Contracts (collectively, the “Accounts.”) Alternatively, Accounts in the name of the Nominee may be maintained for each Insurer who serves as service agent for Plan assets directed for investment directly in the Fund. Insurers as issuers of the Contracts or as service agent for the Plans, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

4. Paragraphs 4 and 5 of the Agreement are hereby deleted in their entirety and replaced with the following:

4. Servicing Fees:

The provision of shareholder and administrative services to contract owners or to the Plans shall be the responsibility of ING Financial, Insurers, or the Nominee and shall not be the responsibility of Distributor. The Nominee, or Insurers on behalf of their

Separate Accounts, will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay to the applicable Insurer, as appropriate, a servicing fee, as specified in Schedule B (attached), based on the average net assets invested in the Funds through the Contracts or through Insurer’s arrangements with Plans in each calendar quarter. Distributor will make such payments to each Insurer within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to Insurer for the quarter and such other supporting data as may be reasonably requested by Insurer. If required by a Plan or by applicable law, Insurer shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from Distributor to offset other fees payable by the Plan to Insurer.

5. 12b-1 Fees.

To compensate ING Financial for its distribution of Fund Shares or administrative services related to Fund Shares, Distributor shall make quarterly payments to ING Financial, as specified in Schedule B (attached), based on the average net assets invested in the Funds through the Contracts or through each Insurer’s arrangements with Plans in each calendar quarter. Distributor will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Distributor to offset other fees payable by the Plan to ING Financial.

In the event a fund omnibus Plan account “N” or “I” Share Class Position is also subject to a Plan of Distribution or revenue sharing broker-dealer payment, ING Financial will receive no payment on such omnibus Plan account “N” or “I” Share Class Position. To avoid confusion, the foregoing means that ING Financial will not receive a fee if Distributor is also paying a fee to a broker-dealer with respect to the omnibus Plan account “N” or “I” Share Class Position.

5. The following is added as Section 12(d) to the Agreement:

(d) Representations of ING Institutional. ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will

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maintain such license or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

6. The following replaces Section 14(b) of the Agreement:

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING:

Michael Pignatella

Counsel

ING Americas Legal Services

One Orange Way, C1S

Windsor, CT 06095

Fax: 860-580-4934

To Distributor:

TCW Funds Distributors

865 South Figueroa Street, 21st Floor

Los Angeles, CA 90017

Attention: Philip K. Holl

Any notice, demand or other communication given in a manner prescribed in this Subsection (b) shall be deemed to have been delivered on receipt.

7. Schedule A is hereby deleted and replaced by Schedule A, attached hereto.

8. Schedule B, attached hereto, is hereby added to the Agreement.

9. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above

[Signatures appear on following page.]

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ING LIFE INSURANCE AND ANNUITY COMPANY By: /s/ Lisa S. Gilarde Name: Lisa S. Gilarde Title: Vice President

TCW FUNDS DISTRIBUTORS By: /s/ Philip K. Holl Name: Philip K. Holl Title: Senior Vice President
ING Financial ADvisers, LLC By: /s/ David A. Kelsey Name: David A. Kelsey Title: COO/VP
ING INSTITUTIONAL PLAN SERVICES, LLC By: /s/ Michelle Sheiowitz attorney in fact Name: Michelle Sheiowitz Title: Vice President
RELIASTAR LIFE INSURANCE COMPANY By: /s/ Brian D. Comer Name: Brian Comer Title: Sr. Vice President
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK By: /s/ Robert Garrey Name: Robert Garrey Title: Vice President

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SCHEDULE A List of Available Funds All N Shares of TCW Funds All I Shares of TCW Funds

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SCHEDULE B

Fee Schedule

As compensation for the services ING renders under the Agreement, Distributor will pay a fee to ING equal to on an annual basis the rate set forth below multiplied by the average daily value of the assets in ING accounts in the Funds.

"N" Shares	Service Fees	12b-1 Fees	Total Fees	Symbol	Cusip Number
TCW Balanced Fund - "N" Share	bps.	bps.	bps.	TGBNX	87234N252
TCW Relative Value Large Cap Fund - "N" Share	bps.	bps.	bps.	TGDVX	87234N492
TCW Dividend Focused Fund - "N" Share	bps.	bps.	bps.	TGIGX	87234N518
TCW Focused Equities Fund - "N" Share	bps.	bps.	bps.	TGFVX	87234N575
TCW Growth Equities Fund - "N" Share	bps.	bps.	bps.	TGDNX	87234N369
TCW Growth Fund - "N" Share	bps.	bps.	bps.	TGGYX	87234N146
TCW Large Cap Growth Fund - "N" Share	bps.	bps.	bps.	TGLFX	87234N278
TCW Relative Value Small Cap Fund - "N" Share	bps.	bps.	bps.	TGONX	87234N526
TCW Select Equities Fund - "N" Share	bps.	bps.	bps.	TGCNX	87234N732
TCW Small Cap Growth Fund - "N" Share	bps.	bps.	bps.	TGSNX	87234N666
TCW Value Opportunities Fund - "N" Share	bps.	bps.	bps.	TGVNX	87234N583
TCW Core Fixed Income Fund - "N" Share	bps.	bps.	bps.	TGFNX	87234N724
TCW High Yield Bond Fund - "N" Share	bps.	bps.	bps.	TGHNX	87234N716
TCW Total Return Bond Fund - "N" Share	bps.	bps.	bps.	TGMNX	87234N641
TCW Emerging Markets Income Fund - "N" Share	bps.	bps.	bps.	TGINX	87234N351
TCW Conservative Allocation Fund - "N" Share	bps.	bps.	bps.	TGPNX	87234N237
TCW Moderate Allocation Fund - "N" Share	bps.	bps.	bps.	TGPOX	87234N211
TCW Aggressive Allocation Fund - "N" Share	bps.	bps.	bps.	TGPLX	87234N161

"I" Shares	Service Fees		Total Fees	Symbol	Cusip Number
TCW Balanced Fund - "I" Share	bps.	n/a	bps.	TGBIX	87234N260
TCW Relative Value Large Cap Fund - "I" Share	bps.	n/a	bps.	TGDIX	87234N385
TCW Dividend Focused Fund - "I" Share	bps.	n/a	bps.	TGDFX	87234N344
TCW Focused Equities Fund - "I Share"	bps.	n/a	bps.	TGFFX	87234N567
TCW Growth Equities Fund - "I" Share	bps.	n/a	bps.	TGGEX	87234N377

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TCW Growth Fund - "I" Share	bps.	n/a	bps.	TGGIX	87234N153
TCW Large Cap Growth Fund - "I" Share	bps.	n/a	bps.	TGLCX	87234N286
TCW Relative Value Small Cap Fund - "I" Share	bps.	n/a	bps.	TGOIX	87234N484
TCW Select Equities Fund - "I" Share	bps.	n/a	bps.	TGCEX	87234N302
TCW Small Cap Growth Fund - "I" Share	bps.	n/a	bps.	TGSCX	87234N849
TCW Value Opportunities Fund - "I" Share	bps.	n/a	bps.	TGVOX	87234N799
TCW Core Fixed Income Fund - "I" Share	bps.	n/a	bps.	TGCFX	87234N401
TCW High Yield Bond Fund - "I" Share	bps.	n/a	bps.	TGHYX	87234N708
TCW Money Market Fund - "I" Share	n/a	n/a	n/a	TCWXX	87234N864
TCW Short Term Bond Fund - "I" Share	bps.	n/a	bps.	TGSMX	87234N856
TCW Total Return Bond Fund - "I" Share	bps.	n/a	bps.	TGLMX	87234N880
TCW Emerging Markets Income Fund - "I" Share	bps.	n/a	bps.	TGEIX	87234N765
TCW Conservative Allocation Fund - "I" Share	bps.	n/a	bps.	TGPCX	87234N245
TCW Moderate Allocation Fund - "I" Share	bps.	n/a	bps.	TGPMX	87234N229
TCW Aggressive Allocation Fund - "I" Share	bps.	n/a	bps.	TGPBX	87234N179

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